Exhibit 10.5
EXECUTIVE AND SENIOR MANAGEMENT INCENTIVE PLAN
OBJECTIVES
•	To provide annual and long term incentives for the CEO, the Executive Team and Senior Management groups, as defined by the Compensation Committee

•	Incentives should be an appropriate mix of cash and stock based incentives

•	Incentives, whether cash or stock based, should be linked to a combination of personal performance, corporate performance and shareholder returns

•	Stock based incentives shall be granted by the Compensation Committee from the 2005 Stock Incentive Plan, and shall be subject to all of the terms and conditions thereof
METHODOLOGY AND DEFINITONS
Target overall compensation market positioning based on a Mercer LLC compensation survey is as follows:

Range
• CEO and Executive Team	-Salary	2nd Quartile
	-Annual	3rd Quartile
	-Long term	4th Quartile

• Senior Management	-Salary	3rd Quartile
	-Annual	3rd Quartile
	-Long term	3rd Quartile
Definitions used in both cash and stock based incentives include the following:
•	The “Financial Metric Factor” is the average of the first three factors:
•	Actual Revenues, as measured against the annual operating plan established within the first quarter of the fiscal year

•	Actual EBITDA, excluding stock-based compensation expense, as measured against such predetermined annual operating plan.

•	Upon registration pursuant to Section 12 of the Securities Exchange Act, actual Net Income Per Share, as measured against such predetermined annual operating plan

•	The minimum percentage for any factor is 90% and the maximum is 120% (for example, if actual revenue is 110% of plan, actual EBITDA is 90% of plan and actual EPS is 80% of plan, the Financial Metric Factor is 66.67% or .6667 (i.e., (110% + 90% + 0%) / 3 = 66.67% ))

•	The factors comprising the Financial Metric Factor can be varied and are established, and approved by the Compensation Committee, within the first quarter of the fiscal year. The Compensation Committee reserves the right to revise these goals throughout the fiscal year, or to make awards notwithstanding the fact that these goals were not met.
•	The “Personal Performance Factor”:
•	The actual Personal Performance Factor is established after the end of each fiscal year, based on individual performance during the previous fiscal year, as determined by the Compensation Committee for the CEO and by the CEO with the approval of the Compensation Committee for the Executive Team and by the CEO for Senior Management.

•	The minimum percentage for this factor is 50% and the maximum is 120%
CASH BASED PERFORMANCE INCENTIVE
•	The target cash based incentive as a percentage of annual base salary is as follows:

• CEO	25%
• Executive Team	25%
• Senior Management	25%
•	Total cash based incentive award
•	Annual base salary times the target incentive as a percent of salary (25%)

•	Multiplied by the Financial Metric Factor

•	Multiplied by the Personal Performance Factor

•	Cash based incentive award will be made in the first quarter of the fiscal year following the performance year
STOCK BASED PERFORMANCE INCENTIVE
•	The target stock based incentive as a percentage of annual base salary is as follows:

• CEO	420%
• Executive Team	300%
• Senior Management	120%
•	Stock based awards will be made in the form of restricted stock units (RSUs) or restricted stock awards (RSAs), as determined by the Compensation Committee

•	Total stock based incentive award
•	Annual base salary times the target incentive as a percentage of annual base salary (120%, 300% or 420%)

•	Multiplied by the Personal Performance Factor

•	Divided by the stock price on the date of grant

•	One third of the resulting total is granted without further adjustment and vests based on continued employment with the Company over a four year period, with 50% vesting after two years from the date of grant and 1/24th of the remaining vesting monthly thereafter

•	Two thirds of the total is multiplied by the Financial Metric Factor and is then granted and vests based on continued employment with the Company over a four year period, with 25% vesting after one year from the date of grant and 1/36th of the remaining vesting monthly thereafter

•	Stock based incentive award will be made in the first quarter of the fiscal year following the performance year

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